Exhibit 10.26

FORM OF JBG SMITH PROPERTIES
2017 OMNIBUS SHARE PLAN
PERFORMANCE LTIP UNIT AGREEMENT

Name of Employee:	(the “Employee”)
No. of LTIP Units Awarded:
Grant Date:

RECITALS
A.    The Employee is an employee of JBG SMITH Properties, a Maryland real estate investment trust (the “Company”) and provides services to JBG SMITH Properties LP, a Delaware limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).
B.    In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire LTIP Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein in the plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its Subsidiaries. Upon the close of business on the Grant Date pursuant to this Performance LTIP Unit Agreement (this “Agreement”), the Employee shall receive the number of LTIP Units specified above (the “Award LTIP Units”), subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.
C.    The exact number of LTIP Units earned under this award of OP Units (the “Award”) shall be determined following the conclusion of the Performance Period (or the Extended Performance Period, if applicable) based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period (and on the Company’s Total Shareholder Return during the Extended Performance Period, if applicable) as provided herein. Any LTIP Units not earned following the conclusion of the Performance Period (or Extended Performance Period, if applicable) will be forfeited and any additional LTIP Units owed to the Employee shall be issued as soon as reasonably practical following the end of the Performance Period.
NOW, THEREFORE, the Company, the Partnership and the Employee agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Baseline Value” for each of the Company and the Peer Companies means the dollar amount representing the average of the Fair Market Value of one share of common stock of such company over the five consecutive trading days ending on, and including, the Effective Date.
“Cause” means, if not otherwise defined in the Employee’s Service Agreement, if any, the Employee’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony, (ii) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from the Employee’s incapacity due to physical or mental illness) that the Employee fails to remedy within 30 days after written notice is delivered by the Company to the Employee that specifically identifies in reasonable detail the manner in which the Company believes the Employee has not used reasonable efforts to perform in all material respects his duties hereunder, or (iii) willful misconduct (including, but not limited to, a willful breach of the provisions of any agreement with the Company with respect to confidentiality, ownership of documents, non-competition or non-solicitation) that is materially economically injurious to the Company or its affiliates. For purposes of this paragraph, no act, or failure to act, by the Employee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Common Share Price” means, with respect to the Company and each of the Peer Companies, as of a particular date, the average of the Fair Market Value of one share of common stock of such company over the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Share Price of a share of common stock as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one Share.
“Common Units” means Common Partnership Units issued by the Partnership.
“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Employers, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Disability” means, if not otherwise defined in the Employee’s Service Agreement, if any, if, as a result of the Employee’s incapacity due to physical or mental illness, the Employee shall have been substantially unable to perform his duties for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the Employee shall not have returned to the substantial performance of his duties on a full-time basis, the employment of the Employee is terminated by the Company.
“Distribution Participation Date” shall have the meaning set forth in the Partnership Agreement and in Section 6(b) hereof.
“Effective Date” means [the Grant Date].
“Employer” means either the Company, the Partnership or any of their Subsidiaries that employ the Employee.
“Extended Performance Period” means the seven-year period beginning the day after the last day of the Performance Period.
“Fair Market Value” of a security means, as of any given date, the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last day preceding such date for which there are market quotations.
“Good Reason” means, if not otherwise defined in the Employee’s Service Agreement, if any, (a) a reduction by the Company in the Employee’s base salary, (b) a material diminution in the Employee’s position, authority, duties or responsibilities, (c) a relocation of the Employee’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) the Company’s material breach of the Agreement, provided, in each case, that the Employee terminates employment within 90 days after the Employee has actual knowledge of the occurrence, without the written consent of the Employee, of one of the foregoing events that has not been cured within 30 days after written notice thereof has been given by the Employee to the Company setting forth in reasonable detail the basis of the event (provided such notice must be given to the Company within 30 days of the Employee becoming aware of such condition).
“LTIP Unit Initial Sharing Percentage” shall have the meaning set forth in Section 6(c) hereof.
“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(c) hereof in the event of a Qualified Termination of the Employee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Employee’s Qualified Termination by (b) the number of calendar days from the Effective Date to and including the Valuation Date.
“Peer Companies” means the companies in the FTSE NAREIT Equity Office Index.
“Performance Period” means the period beginning on the Effective Date and ending on January 30, 2021.

“Relative Performance” means the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Companies. Relative Performance will be determined by (a) ranking the Peer Companies from highest to lowest according to their respective Total Shareholder Return; (b) assigning each Peer Company a market capitalization percentage based upon each such Peer Company’s share of equity market capitalization as compared to the total market capitalization of all of the Peer Companies as of the Effective Date; and then (c) constructing a percentile pool whereby each peer company is assigned a percentile range based on its Total Shareholder Return and market capitalization percentage. After this ranking, the Company’s Total Shareholder Return is compared to that of the Peer Companies and is assigned a percentile rank based on the foregoing methodology.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Employee, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.
“Total Shareholder Return” means, for each of the Company and the Peer Companies, with respect any measurement period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during such measurement period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional Shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the last day of the measurement period at the Common Share Price on such date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 7 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 7 that occur during the measurement period.
“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for the Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.
“Valuation Date” means the earlier of (a) the last day of the Performance Period, or (b) the date upon which a Change of Control shall occur.
2.Effectiveness of Award. The Employee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Employee, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Employee of the Award LTIP Units. Thereupon, the Employee shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.

3.Vesting and Earning of Award LTIP Units.

(a)This Award is subject to performance vesting during the Performance Period and service vesting thereafter tied to Continuous Service of the Employee for one year after the last day of the Performance Period. The Award LTIP Units will be subject to forfeiture based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period, and Extended Performance Period, if applicable, as set forth in this Section 3, subject to Section 5 hereof in the event of a Change in Control.

(b)The number of Award LTIP Units earned will be determined based on the Total Shareholder Return for each of the Company and the Peer Companies as of the Valuation Date, as follows:

Relative Performance	Percentage of Award LTIP Units Earned
TSR equal to the 35th percentile of Peer Companies	25%
TSR equal to the 55th percentile of Peer Companies	50%
TSR equal to the 75th percentile of Peer Companies	100%

The Award will be forfeited in its entirety if the Relative Performance is below the 35th percentile of Peer Companies or as provided in Section 3(e) hereof. If the Relative Performance is between the 35th percentile and 55th percentile of Peer Companies, or between the 55th percentile and 75th percentile of Peer Companies, the percentage of the Award LTIP Units earned will be determined using linear interpolation as between those tiers, respectively.
(c)As soon as practicable following the Valuation Date, the Committee shall:

(i)determine the number of LTIP Units earned by the Employee.

(ii)determine the number of additional LTIP Units that would have accumulated if the Employee had received all distributions paid by the Partnership with respect to earned LTIP Units determined pursuant to clause (i) (reduced by the distributions actually paid with respect to the Award LTIP Units) and such distributions had been invested in Common Units at a price equal to the fair market value of one Common Unit on the ex-dividend date (together with the earned LTIP Units determined pursuant to clause (i), the “Earned LTIP Unit Equivalent”). Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the distributions determined pursuant to the preceding sentence in cash. In that event, the Earned LTIP Unit Equivalent shall refer to the earned LTIP Units determined pursuant to clause (i) only.
If the Earned LTIP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Employee, then the Employee, as of the Valuation Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. If the Earned LTIP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Employee, then, upon the performance of the calculations set forth in this Section 3(c): (A) the Company shall cause the Partnership to issue to the Employee, as of the Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award (provided that such additional LTIP Units shall be treated as being issued as of the date they are actually issued for purposes of determining their holding period under the Partnership Agreement); (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Employee confirming the truth and accuracy of the representations set forth in Section 13 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the Earned LTIP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Employee, then there will be no change to the number of Award LTIP Units under this Award pursuant to this Section 3.
(d)If any of the Award LTIP Units have been earned based on performance as provided in Section 3(b), subject to Section 3(e) and Section 4 hereof, the Earned LTIP Unit Equivalent shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Employee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:

(i)50 percent of the Earned LTIP Unit Equivalent shall become vested on the date the Committee determines the Earned LTIP Unit Equivalent;
(ii)50 percent of the Earned LTIP Unit Equivalent shall become vested on the first anniversary of the Valuation Date.

(e)
(i)Notwithstanding any other provision in this Agreement, and subject to Section 5 hereof in the event of a Change of Control, if any of the Award LTIP Units have been earned based on Relative Performance as provided in Section 3(b) but the Company’s Total Shareholder Return is 0% or less with respect to the Performance Period, then 50% of the

Award LTIP Units determined pursuant to Sections 3(b) and 3(c) shall automatically and without notice be forfeited as of the Valuation Date. The remaining 50% of the Award LTIP Units determined pursuant to Sections 3(b) and 3(c) (the “Contingent Award LTIP Units”) may become earned and vested only if the Company’s Total Shareholder Return is positive within the Extended Performance Period. For purposes of the preceding sentence, the Company’s Total Shareholder Return shall be measured at the end of each quarter during the Extended Performance Period, beginning with the first quarter following the end of the Performance Period, and it shall be measured on a cumulative basis from the beginning of the Performance Period through the end of each most recently completed quarter. If the Company’s Total Shareholder Return is positive within the Extended Performance Period, then the Contingent Award LTIP Units shall become earned as soon as reasonably practicable, but no later than thirty (30) days, following the end of the first quarter during which the Company’s Total Shareholder Return is positive (such date, the “Extended Valuation Date”). In addition, the Committee shall, on such Extended Valuation Date, determine the number of additional LTIP Units that would have accumulated if the Employee had received all distributions paid by the Partnership with respect to the Contingent Award LTIP Units (reduced by the distributions actually paid with respect to the Contingent Award LTIP Units) and such distributions had been invested in Common Units at a price equal to the fair market value of one Common Unit on the ex-dividend date, and such number of additional LTIP Units together with the Contingent Award LTIP Units shall be treated as the Award LTIPs for all purposes under this Agreement following the Extended Valuation Date. Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the distributions determined pursuant to the preceding sentence in cash, in which case the Award LTIP Units shall refer to the number of Contingent Award LTIP Units only following the Extended Valuation Date. Such Award LTIP Units shall become vested on the Extended Valuation Date.
(ii)If the Company’s Total Shareholder Return is not positive within the Extended Performance Period, then notwithstanding Sections 3(b) and 3(c), the Award and the Contingent Award LTIP Units shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void as of the last day of the Extended Performance Period, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award or any Contingent Award LTIP Units.

(f)Any Award LTIP Units that do not become vested pursuant to Section 3(d), Section 3(e) or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.

4.Termination of Employee’s Service Relationship; Death and Disability.

(a)If the Employee is a party to a Service Agreement that addresses treatment of the Award LTIP Units on a termination of employment and ceases to be an employee of the Company or any of its affiliates, the provisions of such Service Agreement that apply to the Award LTIP Unit will govern. If the Employee is not a party to a Service Agreement that addresses treatment of the Award LTIP Unit on a termination of employment, Sections 4(b) through 4(d) hereof shall govern the treatment of the Employee’s Award LTIP Units exclusively. In the event an entity ceases to be a Subsidiary or affiliate of the Company or the Partnership, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Employee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event.

(b)Except as otherwise provided in any Service Agreement between the Employee and the Company or its affiliate, in the event of a termination of the Employee’s Continuous Service by (A) the Employer without Cause after the first anniversary of the Grant Date, (B) the Employee for Good Reason after the first anniversary of the Grant Date, (C) the Employee’s death, or (D) the Employee’s Disability, in each case prior to the Valuation Date (each, a “Qualified Termination”), the Employee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the determination and vesting of the Earned LTIP Unit Equivalent for the Employee:

(i)the calculations provided in Section 3(c) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;

(ii)the Earned LTIP Unit Equivalent calculated pursuant to Section 3(c) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Employee’s Earned LTIP Unit Equivalent for all purposes under this Agreement; and

(iii)the Employee’s Earned LTIP Unit Equivalent as adjusted pursuant to Section 4(b)(ii) above shall no longer be subject to forfeiture pursuant to Section 3(d) hereof but will be subject to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(d) hereof will apply to the Employee after the effective date of a Qualified Termination, except in the case of death or Disability, the Employee will not have the right to Transfer (as defined in Section 23 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent, as adjusted pursuant to Section 4(b)(ii) above, would have become vested pursuant to Section 3(d), or become earned and vested pursuant to Section 3(e), if applicable, absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(iii) is to prevent a situation where Employees who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Common Units (through Transfer or redemption) before other Employees whose Continuous Service continues through the applicable vesting dates set forth in Section 3(d) and Section 3(e) hereof.

(c)In the event of a Qualified Termination after the Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to the calculations set forth in Section 3(c) hereof shall no longer be subject to forfeiture pursuant to Section 3(d) hereof but will be subject to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(d) hereof will apply to the Employee after the effective date of a Qualified Termination, except in the case of death or Disability, the Employee will not have the right to Transfer (as defined in Section 23 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent would have become vested pursuant to Section 3(d) or become earned and vested pursuant to Section 3(e), if applicable, absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(c) is to prevent a situation where Employees who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of Earned LTIP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(d) and Section 3(e) hereof.

(d)In the event of a termination of the Employee’s Continuous Service other than a Qualified Termination, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Sections 3(b) and (c) hereof and (ii) are vested pursuant to Section 3(d) or 3(e) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

5.Change in Control.

(a)If the Valuation Date occurs upon the date of a Change in Control, the provisions of Section 3 shall apply to determine the Earned LTIP Unit Equivalent except that (i) Section 3(e) shall not apply, such that Relative Performance alone shall determine the Earned LTIP Unit Equivalent, and (ii) if the Valuation Date occurs upon the date of a Change in Control on or before the first anniversary of the Effective Date, the Earned LTIP Unit Equivalent shall be prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Change in Control. For the avoidance of doubt, if the Valuation Date occurs upon the date of a Change in Control after the first anniversary of the Effective Date, the Earned LTIP Unit Equivalent shall be determined as provided in the preceding sentence, but without proration of the Earned LTIP Unit Equivalent.

(b)The number of Earned LTIP Unit Equivalent determined under Section 3, as modified by Section 5(a), shall remain subject to vesting tied to Continuous Employment as provided in Section 3(d), except that the Employee shall become fully vested in the Earned LTIP Unit Equivalent if he is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control.

(c)If the Change in Control occurs after the third anniversary of the Effective Date, and the Employee is terminated without Cause or resigns for Good Reason within 12 months following the Change in Control, the Employee shall become fully vested in any unvested portion of the Earned LTIP Unit Equivalent.

(d)Notwithstanding the foregoing, if the Earned LTIP Unit Equivalent does not remain outstanding after a Change in Control, then the Employee shall become fully vested in the Earned LTIP Unit Equivalent upon the consummation of the Change in Control.

6.Distribution Participation Date and LTIP Unit Initial Sharing Percentage.

(a)The holder of the Award LTIP Units shall be entitled to receive distributions and allocations with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, including Exhibit E thereof, as modified hereby.

(b)The Distribution Participation Date with respect to such Award LTIP Units shall be the Valuation Date or, to the extent the Award LTIP Units become earned and vested during the Extended Performance Period as set forth in Section 3(e), the Extended Valuation Date. Accordingly, for the avoidance of doubt, from the Grant Date until the Distribution Participation Date, the holder of the Award LTIP Units shall only be entitled to certain distributions and allocations described in, and pursuant to, Sections 2.A. and 3 of Exhibit E to the Partnership Agreement with respect to an Award LTIP Unit in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such Award LTIP Unit and the amount otherwise distributable or allocable with respect to such Award LTIP Unit.

(c)The LTIP Unit Initial Sharing Percentage shall be ten percent (10%). For the avoidance of doubt, after the Valuation Date (or, to the extent the Award LTIP Units become earned and vested during the Extended Performance Period as set forth in Section 3(e), the Extended Valuation Date), Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 3(f) or Section 4(d)) unvested, shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after the Distribution Participation Date, even though the record date for such distributions is before the Distribution Participation Date.

(d)All distributions paid with respect to Award LTIP Units, both before and after the Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.

7.Certain Adjustments. The LTIP Units shall be subject to adjustment as provided in the Partnership Agreement, and except as otherwise provided therein, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of the Shares or Common Partnership Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Agreement, the Plan or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Shares (or corresponding change in the Conversion Factor applicable to Common Partnership Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Common Partnership Units, shares or other securities received by the Employee with respect to the applicable Award LTIP Unit which have not been earned or still subject to a risk of forfeiture will be subject to the same restrictions as the Award LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.

9.Certificates; Legend. Each certificate, if any, issued in respect of the Restricted LTIP Units awarded under this Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the LTIP Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of such Vesting Period. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

10.Tax Withholding. The Company or its applicable affiliate (including the Partnership) has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Restricted LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Restricted LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of

Restricted LTIP Units as have a market value (determined as of the date the applicable LTIP Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.

11.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Employee acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Employee’s rights under this Agreement without the Employee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Employee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Employee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

12.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Employee is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Employee generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

13.Investment Representation; Registration. The Employee agrees that any resale of the LTIP Units received upon the expiration of the applicable Vesting Period (or the Shares) received upon redemption of or in exchange for LTIP Units or Common Units of the Partnership into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Employee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Employee. The Employee shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.

14.No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

15.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

16.Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Awards” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Shares in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

17.Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

19.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.Notices. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

21.Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

22.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.

23.Transfer; Redemption. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 23 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

24.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

25.Electronic Delivery of Documents. By accepting this Agreement, the Employee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

26.Section 83(b) Election. In connection with this Agreement, the Employee hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable Award LTIP Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder

27.Acknowledgement. The Employee hereby acknowledges and agrees that this Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Employee LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company and/or the Partnership executed prior to or coincident with the date hereof.
[signature page follows]

JBG SMITH PROPERTIES

By:	_______________________________ Name:
Title:
JBG SMITH PROPERTIES LP

By:	_______________________________ Name:
Title:
EMPLOYEE

Name:	_______________________________

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Employee, desiring to become one of the within named Limited Partners of JBG SMITH Properties LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Partnership Agreement, dated as of July 17, 2017, of JBG SMITH Properties LP, as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee): Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.
1.The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

4.The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

5.(a)    The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(a)The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

Exhibit A-1

6.The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.
7.The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

8.This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:
Name:
Date:	, 20
Address of Limited Partner:

Exhibit A-2

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Employee hereby represents, warrants and covenants as follows:
(a)The Employee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)The Company’s latest information statement filed with the Securities and Exchange Commission relating to the transactions contemplated by the Master Transaction Agreement (the “Transaction Agreement”) dated as of October 31, 2016 between Vornado Realty Trust and Vornado Realty L.P., JBG Properties Inc., a Maryland corporation and JBG/Operating Partners, L.P., a Delaware limited partnership, together with certain JBG entities, and JBG SMITH Properties and JBG SMITH Properties LP;

(ii)Each of the Quarterly Report(s) on Form 10-Q of the Company;

(iii)Each of the Current Report(s) on Form 8-K of the Company and the Partnership, if any, filed since the beginning of the current fiscal year;

(iv)The Partnership Agreement; and

(v)The Plan.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)The Employee hereby represents and warrants that

(i)The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Common Partnership Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions

Exhibit B-1

of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.

(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)The Employee has determined that the LTIP Units are a suitable investment for the Employee.

(vi)No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (a) above.

(c)So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns.

(e)The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Exhibit B-2

EXHIBIT C
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:
Name: (the “Taxpayer”)
Address:
Social Security No./Taxpayer Identification No.:

2.	Description of property with respect to which the election is being made:
The election is being made with respect to LTIP Units in JBG SMITH Properties LP (the “Partnership”).

3.	The date on which the LTIP Units were transferred is , 20 . The taxable year to which this election relates is calendar year 20 .

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)
The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and JBG SMITH Properties.

Dated:

Name:

Exhibit C-1

SCHEDULE TO EXHIBIT C
Vesting Provisions of LTIP Units
The LTIP Units are subject to performance-based vesting criteria, based on certain absolute and relative total shareholder return thresholds, and subsequent time-based vesting criteria, provided that the Taxpayer remains an employee of JBG SMITH Properties or its affiliate through the relevant vesting periods, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with JBG SMITH Properties (or its affiliate) under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the failure to satisfy the applicable performance goals and the passage of time and continued employment.

JBG SMITH Properties, a Maryland real estate investment trust

By:
Name:
Title:

Employee

Exhibit C-2